SECOND AMENDMENT
TO
EMPLOYMENT AGREEMENT
BETWEEN
QUEST SOLUTION, INC.
AND
SCOT ROSS

The Employment Agreement, dated November 20, 2014, as amended by that certain First Amendment to Employment Agreement, dated April 27, 2015 (collectively, the “Employment Agreement”), by and between Quest Solution, Inc., a Delaware corporation (the “Company”), and Scot Ross, an individual (the “Executive”) is hereby amended, effective as of May 2, 2016 (the “Effective Date”), as set forth herein.

Section 1.1 of the Employment Agreement is hereby is amended by deleting Section 1.1 in its entirety and substituting the following in its place:

1.1 Position. Executive shall serve as the Company’s Vice-President of Finance, with such duties as are customarily associated with such position for a public company. Notwithstanding the foregoing, Executive shall report to and perform the specific duties and responsibilities assigned to him by the Company’s Chief Financial Officer.

Executive waives the right to voluntarily resign with “Good Reason,” as that term is defined in Section 5.2(c) of the Employment Agreement, provided it is limited only to the change in position as set forth in this Second Amendment.

Except as specifically amended herein, all other terms and conditions of the Employment Agreement shall remain unchanged and shall continue in full force and effect.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Company and the Executive have executed this Second Amendment to Employment Agreement as of the Effective Date.

QUEST SOLUTION, INC.

By:	/s/ Tom Miller
Name:	Tom Miller
Title:	President

EXECUTIVE

By:	/s/ Scot Ross
Name:	Scot Ross

Signature Page to Second Amendment to Employment Agreement